Exhibit 16.1

June 19, 2019

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Townsquare Media, Inc.’s statements included under Item 4.01 of its Form 8-K, which we understand will be filed on June 19, 2019 and we agree with such statements concerning our firm.

/s/ RSM US LLP